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                                                                 EXHIBIT 99.8


[STARMEDIA LOGO]


                           STARMEDIA NETWORK ANNOUNCES
                    INTENTION TO RESTATE PRIOR PERIOD RESULTS


NEW YORK, NY, NOVEMBER 19, 2001 - StarMedia Network (NASDAQ: STRM) (www.starmedia.com), the leading integrated Internet media and solutions company targeting Spanish- and Portuguese-speaking audiences, announced today that it plans to restate its unaudited financial statements for the quarters ended March 31 and June 30, 2001, and its audited financial statements for the fiscal year ended December 31, 2000. A Special Committee of the Company's Board of Directors is conducting an investigation of accounting issues with respect to revenue recognition by two of the company's Mexican subsidiaries, AdNet S.A. de C.V. and StarMedia Mexico, S.A. de C.V. The Special Committee has retained outside counsel to assist in the investigation, which has led the Company to a preliminary conclusion that revenues aggregating approximately $10 million were improperly recognized by those subsidiaries during the period from October 1, 2000 through June 30, 2001 . At the present time, the financial statements for those periods should not be relied on.

The Company is working to conclude its investigation expeditiously, and will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as well as the restated reports, promptly after its investigation is completed. StarMedia does not intend to provide further information with respect to these matters prior to the completion of its investigation.

Separately, the Company also announced as follows:


  o Steven J. Heller has resigned as Chief Financial Officer of StarMedia Network, effective November 15, 2001, on terms and conditions previously agreed with StarMedia Network.

  o The company terminated the employment of Justin Macedonia as General Counsel of the company earlier this month. In September 2001, Mr. Macedonia had filed a notice of intention to arbitrate against the company asserting that the company was obligated to makes tax indemnity payments to him in the amount of $1,740,588. The company denies any obligation to make such payments, intends to vigorously defend against such claims and has pursued counterclaims against Mr. Macedonia.

  o In connection with its April 2000 acquisition of AdNet, StarMedia Network was obligated under its agreements with respect to such acquisition to pay additional consideration in the form of the Company's common stock over a five-year period from the acquisition date, subject to AdNet meeting certain specified performance targets. In November 2001, the Company, AdNet and the former stockholders of AdNet entered into a Termination Agreement pursuant to which the Company agreed to issue to the stockholders of AdNet 8,000,000 shares of the Company's common stock, in full



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         satisfaction of the Company's obligations under the stock purchase agreement and certain other related agreements between the Company and the former stockholders of AdNet.


ABOUT STARMEDIA NETWORK, INC.

StarMedia Network is the leading integrated Internet media and solutions company for Spanish- and Portuguese-speaking audiences, providing technology and services that enable consumers and businesses to take full advantage of the Internet. The company has operations in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Spain, Uruguay, Venezuela, and throughout the United States.

THIS PRESS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 RELATING TO FUTURE EVENTS OR FUTURE FINANCIAL RESULTS OF STARMEDIA NETWORK, INC. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY. IN CONSIDERING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN STARMEDIA NETWORK, INC.'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      # # #


PRESS AND INVESTOR INQUIRIES:
Romi Schutzer
Senior Vice President, Corporate Communications
(212) 905-8269
romi.schutzer@starmedia.net
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